Exhibit 10.22

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of July 28, 2016 (“Effective Date”), by and between ARE-10933 NORTH TORREY PINES, LLC, a Delaware limited liability company (“Landlord”), and AMBRX, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated March 15, 2005, as amended by that certain First Amendment to Lease Agreement dated May 19, 2005 and that certain Second Amendment to Lease dated December 1, 2011 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 36,172 rentable square feet in a building located at 10975 North Torrey Pines Road, La Jolla, California. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The last day of the Base Term of the Lease is currently November 30, 2017,

C. Tenant has requested and Landlord, subject to the terms and conditions set forth below, has agreed to amend the Lease to, among other things, (i) extend the Term of the Lease and (ii) modify Base Rent.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term.

a. Notwithstanding anything to the contrary contained in the Lease, the last day of the Base Term shall be, and hereby is, extended to November 30, 2022,

b. Except as set forth in Section 41 of the Lease, Tenant shall have no further right to extend the Term of the Lease. For avoidance of doubt, neither the TI Allowance nor the Third Amendment TI Allowance (defined below) are applicable to the Extension Term in Section 41 of the Lease, if exercised.

2.

Base Rent. Tenant shall continue to pay Base Rent at the rate set forth in the Lease through November 30, 2017. Commencing on December 1, 2017 and on each December 1 throughout the remainder of the Base Term (“Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.

3.

Base Rent Abatement. Notwithstanding anything to the contrary contained herein, so long as Tenant is not in Default, Tenant shall not be required to pay Base Rent for the period commencing December 1, 2017 and ending April 30, 2018 (“Base Rent Abatement Period”); provided, however, Tenant shall continue to pay Additional Rent (including, without limitation, Tenant’s Share of Operating Expenses) during the Base Rent Abatement Period. The administration rent set forth in Section 5 of the Lease shall not be abated and shall be based on the amount of Base Rent that would have been payable but for the Base Rent abatement.

4.

No Expansion Rights. Section 39 (Right to Lease Space in the Phase 3 Building) and Section 40 (Right of First Refusal to Lease Additional Space in Building) of the Lease are hereby deleted in their entirety and are of no further force or effect.

5.

Third Amendment TI Allowance. Landlord shall make available to Tenant until the last day of the 12th month after the Effective Date (the “Third Amendment TI Allowance Termination Date”), a tenant improvement allowance of up $6.00 per rentable square foot of the Premises ($217,032 in the aggregate) (the “Third Amendment TI Allowance”) for the installation of improvements to the Premises desired by Tenant of a fixed and permanent nature, as more particularly described on Exhibit A attached hereto (the “Third Amendment Improvements”); provided, however, that Tenant shall have the right to use a portion of the Third Amendment TI Allowance not to exceed $2.00 per rentable square foot of the Premises ($72,344 in the aggregate) for Third Amendment Improvements consisting of cabling or other nonstructural improvements approved by Landlord (“Nonstructural Improvements”), which approval shall not be unreasonably withheld, conditioned or delayed. The Third Amendment Tenant Improvements shall be deemed “Alterations” under Section 12 of the Lease and be undertaken in accordance with such section. Tenant acknowledges and agrees that Landlord’s prior written consent shall be required with respect to the Third Amendment Improvements and such consent shall not be unreasonably withheld, conditioned or delayed. Except for the Third Amendment TI Allowance, Tenant shall be solely responsible for all of the costs of the Third Amendment Improvements. Landlord shall receive, as an administrative fee out of the Third Amendment TI Allowance, the amount of 2% of the cost of the Third Amendment Improvements (excluding the cost of the Nonstructural Improvements).

Subject to the terms and conditions of the Lease and this Third Amendment, during the course of construction until the Third Amendment TI Allowance Termination Date, Tenant shall be entitled to monthly disbursements of the Third Amendment TI Allowance (or the portion thereof used to construct the Third Amendment Improvements). As conditions precedent to the disbursement of the Third Amendment TI Allowance, Tenant shall not be in Default under the Lease and Landlord shall have received a written request from Tenant (“Disbursement Request”) together with the following: (a) evidence reasonably satisfactory to Landlord that the costs requested in the Disbursement Request have been incurred and paid by Tenant, including, -without limitation, invoices, bills of sale and/or statements for payment; and (b) sworn statements setting forth the names of all contractors and subcontractors who did the work and lien waivers from all such contractors and subcontractors in the statutory form required under applicable law. Notwithstanding anything to the contrary herein, any portion of the Third Amendment TI Allowance not disbursed to Tenant by the occurrence of the Third Amendment TI Allowance Termination Date shall be the property of Landlord and Tenant shall have no further rights thereto.

6.

Landlord’s Third Amendment Work. Landlord shall, at Landlord’s sole cost and expense, install acoustic doors and acoustic ceiling insulation selected by Landlord in the screw chiller room of the Premises (“Landlord’s Third Amendment Work”). Landlord and its contractors and agents shall have the right to enter the Premises to complete Landlord’s Third Amendment Work and Tenant shall cooperate with Landlord in connection with the same; provided that Landlord shall endeavor not to interfere with Tenant’s Permitted Use of the Premises. Tenant waives all claims against Landlord in connection with the Landlord’s Third Amendment Work including, without limitation, claims for rent abatement, except to the extent arising from the gross negligence or willful misconduct of Landlord.

7.	The Alexandria Amenities.

a. Generally. ARE-SD Region No. 17, LLC, a Delaware limited liability company (“Torreyana Landlord”), has constructed certain amenities at the property owned by Torreyana Landlord located at 10996 Torreyana Road, San Diego, California (“Torreyana Project”), which include, without limitation, shared conference facilities (“Shared Conference Facilities”), a fitness center and restaurant (collectively, the “Amenities”) for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of Torreyana Landlord, (e) Torreyana Landlord, (e) other affiliates of Landlord, Torreyana Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (f) the tenants of such other affiliates of Landlord, Torreyana Landlord and ARE, and (g) any other parties permitted by Torreyana Landlord (collectively, “Users”). Landlord, Torreyana Landlord, ARE, and all affiliates of Landlord, Torreyana and ARE may be referred to collectively herein as the “ARE

Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Torreyana Landlord shall have the right, at the sole discretion of Torreyana Landlord, to not make the Amenities available for use by some or all currently contemplated Users (including Tenant). Torreyana Landlord shall have the sole right to determine all matters related to the Amenities including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of the Amenities at the Torreyana Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of any of the Amenities and that Tenant is not entering into this Lease relying on the completion of the Amenities or with an expectation that the Amenities will ever be made available to Tenant.

b. License. Commencing on the Effective Date, and so long as the Torreyana Project and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Amenities in common with other Users pursuant to the terms of this Section 7. As of the Effective Date, 100 passes to the fitness center shall be issued to Tenant. Commencing on December 1, 2017 (“Amenities Fee Commencement Date”), Tenant shall commence paying Landlord a fixed fee during the Base Term equal to $0.18 per rentable square foot of the Premises per month (“Amenities Fee”), which Amenities Fee shall be payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Amenities. The Amenities Fee shall be increased annually on each anniversary of the Amenities Fee Commencement Date by 3%. With respect to the Extension Term, if exercised by Tenant, Landlord may impose a market fee in connection with the Amenities. If the Amenities in their entirety become materially unavailable for use by Tenant (for any reason other than a Default by Tenant under this Lease or the default by Tenant of any agreement(s) relating to the use of the Amenities by Tenant) for a period in excess of 30 consecutive days, then, commencing on the date that the Amenities in their entirety become materially unavailable for use by Tenant and continuing for the period that the Amenities in their entirety remain materially unavailable for use by Tenant, the Amenities Fee then-currently payable by Tenant shall be abated.

c. Shared Conference Facilities. Use by Tenant of the Shared Conference Facilities and restaurant at the Torreyana Project shall be in common with other Users with scheduling procedures reasonably determined by Torreyana Landlord. Torreyana Landlord reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that (i) Biocom/San Diego, a California non-profit corporation (“Biocom”) has the right to reserve the Shared Conference Facilities and any reservable dining area(s) included within the Amenities for up to 50% of the time that such Shared Conference Facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) Illumine, Inc., a Delaware corporation, has the exclusive use of the main conference room within the Shared Conference Facilities for up to 4 days per calendar month.

Any vendors engaged by Tenant in connection with Tenant’s use of the Shared Conference Facilities shall be professional licensed vendors. Torreyana Landlord shall have the right to approve any vendors utilized by Tenant in connection with Tenant’s use of the Shared Conference Facilities. Prior to any entry by any such vendor onto the Torreyana Project, Tenant shall deliver to Landlord a copy of the contract between Tenant and such vendor and certificates of insurance from such vendor evidencing industry standard commercial general liability, automotive liability, and workers’ compensation insurance. Tenant shall cause all such vendors utilized by Tenant to provide a certificate of insurance naming Landlord, ARE, and Torreyana Landlord as additional insureds under the vendor’s liability policies. Notwithstanding the foregoing, Tenant shall be required to use the food service operator used by Torreyana Landlord at the Torreyana Project for any food service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared

Conference Facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.” Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing Torreyana Landlord or Landlord, as applicable for all costs expended by Torreyana Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Amenities, or the Torreyana Project caused by Tenant or any Tenant Related Party. The provisions of this Section 7(c) shall survive the expiration or earlier termination of this Lease.

d. Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at the Torreyana Project. Tenant shall use the Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by Torreyana Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users. The use of Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by Torreyana Landlord or the operator of the Amenities to be executed by all persons wishing to use such Amenities. Neither Torreyana Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Amenities or the Torreyana Project.

Tenant acknowledges and agrees that Torreyana Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Amenities at the Torreyana Project and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities.

e. Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on the Torreyana Project. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project (except to the extent arising out of the gross negligence or willful misconduct of any ARE Party), and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto the Torreyana Project (except to the extent arising out of the gross negligence or willful misconduct of any ARE Party). Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto the Torreyana Project, except to the extent caused by the willful misconduct or gross negligence of any ARE Party. The provisions of this Section 7 shall survive the expiration or earlier termination of this Lease.

f. Insurance. As of the Effective Date, Tenant shall cause Torreyana Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.

8.	Excess Rent. Notwithstanding anything to the contrary in Section 22(d) of the Lease, as of the Effective Date, Tenant shall not be required to pay Excess Rent to Landlord.

9.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) other than Cushman and Wakefield in connection with the transaction reflected in this Third Amendment, and that no Broker other than Cushman & Wakefield brought about such transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Cushman & Wakefield, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

10.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Effective Date.

LANDLORD:	ARE-10933 NORTH TORREY PINES, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

		By:	/s/ Gary Dean
		Its:	Gary Dean
Senior Vice President
RE Legal Affairs

TENANT:	AMBRX, INC.,
a Delaware corporation

	By:	/s/ Tiecheng Qiao
Name: Tiecheng Qiao
Title: CEO

Exhibit A

THIRD AMENDMENT IMPROVEMENTS

[Attached]

LEGEND

NEW FULL HEIGHT PARTITION

WALL/DOOR TO BE DEMOLISHED

CR — NEW ELEC HRDW AND CARD READER WHERE NOT ALREADY INSTALLED

AMBRX VIVARIUM
SHARED HALLWAY
AMBRX T.C. LAB
SHARED GLASS WASH
SHARED HALLWAY
BREAK ROOM
(N) SOLID WOOD DOOR AND ALUM FRAME W/ LOCKSETS TO MATCH EXISTING
GLASS FRONTS AT OFFICES W/ PART. WINDOW FILM
NEW SYSTEMS FURNITURE BY TENANT. PROVIDE ELEC & TELEDATA
Common Area
Sub-Tenant Area

KEYNOTES

1. ABANDON EXIST. FOLDING PARTITION IN PLACE. MODIFY / EXTEND GYP. BD. SOFFIT TO COVER STRUCTURAL.
2. PATCH EXISTING CARPET, VCT AND BASE AT NEW WALLS.
3. EXISTING CEILING TO REMAIN. MODIFY T-BAR GRID AND CEILING TILES AT NEW PARTITION
4. PROVIDE NEW ACT CEILING. ACT/GRID TYPE AND SIZE TO MATCH EXISTING. PROVIDE NEW LED 2X4 LIGHT FIXTURES
5. EXISTING DOOR INTO NEW OPEN OFFICE AREA SHALL REMAIN. REPLACE HRDWR FOR NEW CARDREADER AND ADJUST FURN TO FIT.
6. MODIFY EXISTING HARDWARE FOR PANIC DEVICE
7. PROVIDE NEW FH WALL. SOLID DR W/ CARD READER ON BOTH SIDES CONNECT TO LOCAL ALARM. DR SHALL BE ALARMED BUT ALLOW FREE EGRESS FROM WEST (AMBRX) SIDE
8. INSTALL NEW FULL HT FURRED WALL AROUND STAIR. INSTALL WALL BASE AND PROVIDE (1) 30"X30" ACCESS PANEL INTO STAIRWELL. CLOSE IN STAIR ON FLOOR 2 WITH SAME FURRED WALL
9. KEYED LOCKSET
10. NOT USED
11. REMOVE AND RELOCATE ALL A/V EQ (PROJECTOR, SCREEN, ETC) TO THE BREAK ROOM. PROVIDE ELEC/DATA CONDUIT FOR FULL FUNCTIONALITY.

HVAC: PROVIDE ONE ZONE FOR OPEN OFFICE AND INDIVIDUAL ZONES FOR PRIVATE OFFICES.

ELECTRICAL: PROVIDE THREE WALLS W/ DUPLEX POWER AND TWO OPPOSITE WALLS W/ RING AND STRING FOR TELEDATA. THREE CONV. OUTLETS FOR OPEN OFFICE. MODIFY EXIT SIGN/ LIGHTING AT STAIR VESTIBULE.

PAINT: AT PATCHED WALLS, REPAINT ENTIRE LENGTH OF WALL OR CEILING.

ALTERNATES:

1. PROVIDE ELEC & TELEDATA ALLOWANCE FOR REWORK OF APPROX. 50% OF SYSTEMS FURNITURE (1ST & 2ND FLOORS)
2. MODIFY 2ND FLR WARM ROOM:
- REMOVE WALL B/W ROOM AND PATCH FINISHES
- PLUG MOLD (+/- 16 linear feet) W/ 2 DEDICATED CIRCUITS AND 2) 208V, 30a CIRCUITS
- NEW 2'-8" W. DOOR WITH 1/2 VISION LITE

AMBRX PRICING PLAN
FIRST FLOOR

REV4 MAY 31, 2016

DGA planning | architecture | interiors

ALEXANDRIA.

DGA planning | architecture | interiors

AMBRX PRICING PLAN
SECOND FLOOR
REV4 MAY 31, 2016

ALEXANDRIA

Ambrx

AMBRX LEASE DIAGRAM
- FIRST FLOOR
May 31, 2016

DGA planning | architecture | interiors

ALEXANDRIA.

Ambrx